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                                  EXHIBIT 23.1





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                                                                   EXHIBIT 23.1

                             ACCOUNTANTS' CONSENT





The Board of Directors
First American Corporation

We consent to the use of our audit report dated January 21, 1994 on the consolidated financial statements of First American Corporation and subsidiaries as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993 incorporated herein by reference, our audit report dated March 10, 1994 on the financial statements of First American Corporation First Incentive Reward Savings Thrift Plan as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993 incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the registration statement. Our January 21, 1994 report refers to the Corporation's adoption in 1993 of the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 109, Accounting for Income Taxes; No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions; No. 112, Employers' Accounting for Postemployment Benefits; and No. 115, Accounting for Certain Investments in Debt and Equity Securities.


                                              KPMG Peat Marwick LLP
                                              /s/ KPMG Peat Marwick LLP

Nashville, Tennessee
January 19, 1995